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                                                               Exhibit 10.12(c)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                            1997 STOCK INCENTIVE PLAN
                             OF CENDANT CORPORATION


The Amended and Restated 1997 Stock Incentive Plan of Cendant Corporation (the "Plan") is hereby amended as follows:


1. The Section 1(h) of the Plan is hereby amended and restated to read, in its entirety, as follows:

                  "Common Stock" means common stock, par value $0.01 per share, of the Corporation [CONSISTING OF EITHER THE SERIES DESIGNATED AS CD COMMON STOCK OR THE SERIES DESIGNATED AS MOVE.COM COMMON STOCK. FOR AWARDS MADE PRIOR TO THE FIRST ISSUANCE OF MOVE.COM COMMON STOCK, "COMMON STOCK" SHALL REFER TO CD COMMON STOCK.]

2. Section 3 of the Plan is hereby amended by adding a new sentence to be inserted after the first sentence of such section which shall read, in its entirety, as follows:

                  [OF THE TOTAL NUMBER OF SHARES OF COMMON STOCK RESERVED AND AVAILABLE FOR GRANT UNDER THE PLAN, FIVE MILLION (5,000,000) SHARES SHALL BE RESERVED AND AVAILABLE FOR GRANTS OF AWARDS UTILIZING THE SERIES OF COMMON STOCK DESIGNATED AS MOVE.COM COMMON STOCK.]

3. The first sentence of the third paragraph of Section 3 of the Plan is hereby amended and restated to read, in its entirety, as follows:

                  In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, or any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustments in the aggregate number [,] AND kind [,CLASS AND/OR SERIES] of shares reserved for issuance under the Plan, in the number, kind [,CLASS AND/OR SERIES] and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number [,] AND kind [CLASS AND/OR SERIES] of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; PROVIDED, however, that the number of shares subject to any Award shall always be a whole number.


4. RATIFICATION. Except as expressly set forth in this Amendment, the Plan is hereby ratified and confirmed without modification.

5.   EFFECTIVE DATE. This Amendment shall be effective as of March 28, 2000.